EXHIBIT 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Lindsay K. Blackwood, Elizabeth P. Davis and
Mark Zawodzinski, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC;

(2) act as an account administrator for the undersigned's Electronic Data Gathering and Retrieval system ("EDGAR") account, including:
(i) appointing, removing and replacing account administrators, technical administrators, account users and delegated entities;
(ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

(3) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director or affiliate of Integer Holdings Corporation (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company;

(4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or reports, including any amendment or amendments thereto, and timely file such form or report with the SEC and any stock exchange or similar authority; and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 6th day of July, 2026.

/s/ Milo Stephen Metcalf II

Milo Stephen Metcalf II


                         NOTARY ACKNOWLEDGMENT

On this 6th day of July 2026, before me, the undersigned, a Notary Public in and for said State, personally appeared Milo Stephen Metcalf II, to me known to be the identical person named in and who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ Amy Lawrence

Amy Lawrence
Notary Public in and for said County and State

AMY LAWRENCE
NOTARY PUBLIC
STATE OF COLORADO
NOTARY ID 20244003618
MY COMMISSION EXPIRES 01/25/2028